Talon Properties

                                 LEASE AGREEMENT


THIS LEASE AGREEMENT, made and entered into this 9TH day of February 1998 ,by and between Talon Properties, a Florida General Partnership, hereinafter called "Lessor", and SUNPHARM CORPORATION hereinafter called "Lessee", on the following terms and conditions:

1. Leased Premises. The Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, hereby leases to the Lessee the following described premises: Space designated as Suite(s) TO BE DETERMINED comprising approximately 4788 square feet, as shown on Exhibit "A" (Site Plan) and Exhibit "B" (Suite Location and Suite Build Out) attached hereto, located at A1A and TPC Boulevard, Ponte Vendra Beach, Florida in a building known as Building" A "of The Veranda Project. The "standard build out" of leased space (and any additional improvements, if indicated) are shown on Exhibit "C" to this Agreement. The Lessor and Lessee have agreed to the square footage indicated above as being accurate and the sole basis for Base Rent and Additional Rent calculations in this Lease.

The Lessor agrees to have the Leased Premises completed and ready for possession on or before the Commencement Date of SEPTEMBER 1 1998 barring strikes, insurrection, acts of God and other casualties or unforeseen events beyond the control of the Lessor. If Lessor will be unable to give possession of the Leased premises on or before the commencement date, Lessor will provide Lessee with no less than 30 days written notice of any delay in the commencement date and 30 days' written notice of the revised commencement date. If Lessor is unable to give possession of the Leased Premises within sixty (60) days after the scheduled commencement date of the initial term of this Lease by reason of the holding over of any prior Lessee or Lessees, incomplete construction, or for any other reason, unless the same shall result from causes attributable to the Lessee, there shall be an abatement of the rent to be paid hereunder for that period of time, exceeding the 60 day period such abatement to begin with Lessee's initial possession of Leased Premises and said abatement of rent shall be the full extent of Lessor's liability to Lessee for any loss or damage to Lessee on account of said delay in obtaining possession of the Leased Premises. The amount of rent abatement will be based on the lower of the Base Rent identified in this Lease or the amount of rent Lessee currently pays immediately prior to the Date of Commencement of this Lease. If the Leased Premises have not been tendered within ninety (90) days after the scheduled commencement date, Lessee shall have the right to terminate this Lease after fifteen (15) days written notice to the Lessor.

2. TERM OF LEASE. The initial term of this lease shall be for a period of 60 months,

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commencing on SEPTEMBER 1, 1998, and terminating on AUGUST 31.2003, unless terminated sooner under the terms of this Lease. If Lessee's possession commences on other than the first day of the month, Lessee shall occupy the leased premises under the terms and provisions of this Lease and for the prorata portion of said month rent shall be paid and the term of this Lease shall commence on the first day of the month following that in which possession is given.

Upon occupancy, Lessee will sign a statement reflecting the suite (s) occupied and the date of occupancy (Exhibit "F").

3. RENT. The amount of Base Rent for the term of this Lease shall be in accordance with the attached Exhibit "D", Paragraph A. Monthly installments are due on the first day of each calendar month. If the commencement date of this Lease shall fall on a day other than the first day of a calendar month, the rent shall be apportioned on a per diem basis between the commencement date and the first day of the following calendar month and such apportioned sum shall be paid on such commencement date. If a check tendered by Lessee is returned for insufficient funds, uncollected funds, or stopped payment, a $25.00 service charge shall be added. In order to defray the additional expenses involved in collecting and handling delinquent payments, Lessee shall pay on demand in addition to any rent due hereunder, a late charge equal to the lesser of 10% of the base monthly rent or one hundred fifty dollars ($150.00) when any installment of rent is past due more than ten (10) days after the due date thereof. Lessee acknowledges that this charge is made to compensate Lessor for additional costs incurred by Lessor as a result of Lessee's failure to pay when due and is not a payment for the extension of the rent due date. Failures of Lessor to insist upon the payment of this late charge, isolated or repeated, shall not be deemed a waiver of Lessor's right to collect any such charge for any future delinquencies. In addition, one and one half percent (1-1/2%) per month on the unpaid installment balance will be added for payments received more than twenty (20) days after the due date thereof In no event shall Lessee be charged more than 18% per annum, including all late and other charges.

Lessee shall pay as Additional Rent its pro rata share of any Operating Expenses (as hereinafter defined) as shown in Exhibit "D", Paragraph C. Should said Operating Expenses exceed the amount per square foot per annum, shown in Exhibit "D", Paragraph C, Lessor shall deliver to Lessee each year, on or before March 31 (or within a reasonable time thereafter), a Statement setting forth the amount of Operating Expenses paid or incurred by Lessor, directly or indirectly, during the immediately preceding calendar year. The Statement shall delineate Lessee's actual pro rata share of the demonstrated Operating Expenses for the preceding calendar year. Within thirty (30) days after delivery of the Statement, Lessee shall pay to Lessor as Additional Rent, Lessee's share of such Operating Expenses not previously paid.

Commencing with the rental payment immediately following the receipt of the Statement of Operating Expenses, Lessee shall remit as Additional Rent one-twelfth (1/12) of Lessee's pro rata share of the anticipated Operating Expenses for the following year which exceed those in Exhibit "D" in addition to the scheduled Base Rent.

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The term Operating Expenses shall be deemed to include, BUT NOT BE LIMITED TO, the following costs incurred in the normal operating, preventive and corrective maintenance and repair of the office complex and any parking lot, garage, landscaping and other common areas used in conjunction therewith, whether paid to employees of Lessor or to independent suppliers or contractors engaged by
Lessor: Wages and salaries, taxes imposed in respect to wages and salaries, fringe benefits, worker's compensation and general liability insurance with respect to such salaries and wages, full costs of fees, expenses and charges such as management fees, custodial services, grounds maintenance, security guards, window cleaning, trash removal, elevator preventive and corrective maintenance, air conditioning and heating maintenance, water treatment, inspection and maintenance of pumps, pipes, and plumbing, costs of utilities including electricity and gas consumed in the operating and maintenance of the Project, water and sewer charges, pressure vessels, sprinkler systems, electrical systems, water damage, breakdown or malfunction of any machinery and systems, pest control services, building supplies, insurance premiums, real estate taxes and any special assessments levied against the Project, all supplies and taxes incurred in any one or more of the foregoing, and all other costs of a general maintenance nature. The Operating Expenses shall not include the cost of any repairs or replacements which by sound accounting practices should be capitalized. In this connection the decision of Lessor's accountants shall be final.

4. SECURITY DEPOSIT. Lessee, concurrently with the execution of this Lease, shall be required to deposit with Lessor a security deposit as outlined in Exhibit "D", Paragraph D., the receipt of which is hereby acknowledged, which sum shall be retained by Lessor for the performance by Lessee of Lessee's covenants and obligations under this Lease. It is expressly understood that such deposit shall not be considered additional rent or a measure of Lessor's damages in case of default by Lessee. Upon the event of any default by Lessee, Lessor may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearage of rent, additional rent, and any other damage, injury, expense or liability caused to Lessor by such event of default. Following any such application of this deposit, Lessee shall pay to Lessor on demand the amount so applied to restore this deposit to its original amount. Lessor shall not be required to keep the security in a segregated account and the security may be commingled with other funds of Lessor, and in no event shall Lessee be entitled to any interest on the deposit. If Lessee is not in default hereunder, any remaining balance of such deposit shall be returned by Lessor to Lessee within thirty (30) days of the termination of this lease.

5. USE AND POSSESSION. The Lessor covenants with the Lessee for quiet enjoyment and to observe and perform all the covenants and obligations of the Lessor herein.

The Lessee covenants with the Lessor to pay rent and to observe and perform all the covenants and obligations of the Lessee herein to include:

Not to use the leased premises for any purpose other than an office for the conduct of the Lessee's business, which is MANAGEMENT OFFICE OF DRUG DEVELOPMENT COMPANY.

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Not to commit, or permit, injury or damage to the Property to include any leasehold improvements and any fixtures therein; any loading of the floors thereof in excess of the maximum degree to loading as determined by the Lessor acting reasonably; any nuisance therein or manner of use causing annoyance to other tenants and occupants of the Property or to the Lessor.

Not to do, omit, or permit to be done upon the Property anything which would cause the Lessor's cost of insurance to be increased or the costs of insurance of another Lessee of the Property against perils as to which the Lessor or such other Lessee has insured or which shall cause any policy of insurance on the Property to be subject to cancellation.

To comply at its own expense with all governmental laws, regulations, and requirements pertaining to the occupation and use of the leased premises.

To observe and perform, and to cause its employees, invitees and others over whom the Lessee can reasonably be expected to exercise control to observe and perform, the Rules and Regulations of the Lessor attached hereto as Exhibit E, and additions as may hereafter be made by the Lessor, except that no change or addition may be made that is inconsistent with this Lease.

At the expiration of the term of the Lease, the Lessee shall deliver up the leased premises in good repair and condition, damages beyond the control of the Lessee, reasonable use, ordinary wear and tear excepted.

6. WASTE, REPAIRS, AND ALTERATIONS. The Lessee shall not commit or suffer to be committed any waste upon the leased premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other Lessee in the building.

The Lessee shall maintain the leased premises and every part thereof in good repair and condition. Lessee shall not make or suffer to be made any alterations, additions, or improvements to or of the leased premises or any part thereof, without the prior written consent of the Lessor - all alterations, additions, or improvements must be coordinated through the Lessor (to include additional electrical, computer, and phone lines). Any additions to or alterations of the leased premises, except movable furniture and trade fixtures, shall become part of the realty and belong to the Lessor; provided, however, that the Lessor may at its option require the Lessee at the Lessee's expense to remove any such alterations, additions, or improvements upon the expiration or sooner termination of the term of this Lease and restore the leased premises to the condition they were in at the date of the commencement of the term of this Lease.

The Lessee agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the leased premises. In case any such lien shall be filed, Lessee shall immediately satisfy and release such lien of record. If Lessee shall fail to have such lien immediately satisfied and released of record, Lessor may, on behalf of Lessee, without being responsible for making any investigation as to the validity thereof, pay the amount of said lien and Lessee shall promptly

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Reimburse Lessor thereof.

The interest of the Lessor in the premises shall not be subject to liens for improvements made by the Lessee.

7. SERVICES AND UTILITIES. The Lessor agrees to provide and maintain (a) heat and air conditioning, Monday through Friday, during normal business hours (7:30 A.M. to 6:00 P.M.) and Saturday from 8:00 A.M. to 12:00 P.M., and at such other times as Lessor in its sole discretion deems necessary for normal office occupancy and for the and 4 occupants of the Project; (b) in common areas, cold water for toilet and hot water for lavatory purposes only; (c) custodial services at a level determined by the Lessor; (d) electricity for light and ordinary office purposes; Lessee must turn off their lights and other equipment when not in the building; (e) OFFICE TRASH removal services at the Project on a regularly scheduled basis (note: restaurants will be directly responsible for the payment of all trash and garbage removal services associated with their operation); Lessee must remove trash other than normal office trash, to the dumpster - such trash to include items like large empty boxes (which must be broken down). Note: Trash generated from the initial move in to the facility shall not be placed in the dumpster. Lessee must make arrangements to have this trash otherwise removed.

Lessee agrees to exercise due care and prudence in the use of utilities at all times, and to comply with all Federal, State and Local guidelines concerning same. In the event Lessor incurs electrical costs resulting from Lessee's use of the Leased Premises during periods other than normal business hours, Lessee agrees to reimburse Lessor for that portion of the costs which are attributable to the additional use. Lessor shall submit to Lessee a statement itemizing the additional use and cost thereof, and Lessee shall pay such sums to Lessor with the next due rental payment. Lessor in furnishing the foregoing services does not contemplate occupancy involving extraordinary consumption or generation of heat affecting temperatures otherwise normally maintained by the air conditioning system.

If Lessee shall require water in the Leased Premises or electric current in excess of that usually furnished or supplied to the Leased Premises when used as general office space, including but without limitation thereto, electrical heating or refrigeration equipment, electronic data processing machines, punch card machines, machines or equipment using current in excess of 110 volts or which will in any way increase the amount of water or electricity usually furnished, Lessee will procure prior written approval from Lessor and make arrangements to pay periodically for the additional direct expense of utilities including HVAC during hours other than "normal business hours" as described herein which will result in additional charges. Lessee agrees to reimburse Lessor promptly following the rendering of a bill to Lessee for any such charges incurred.

The Lessor will keep in good condition and reasonable state of repair those portions of the property consisting of the entrance, lobby, stairways, corridors, elevators, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Lessees of the building. The Lessor agrees to repair, so far as reasonably feasible, any defects in the

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standard walls, structural elements, exterior walls, ceilings, electrical and mechanical installations, common plumbing and the like. The Lessor shall in no event be required to make repairs to the leasehold improvements by the Lessee or by the Lessor on behalf of the Lessee or another Lessee to make repairs on the reasonable wear and tear within the leased premises.

The Lessee covenants with the Lessor to repair, maintain and keep at the Lessee's own cost the improvements made by the Lessee or other property not covered by the Lessor's obligation to repair. The Lessee agrees that the Lessor shall have the right to enter the leased premises of the Lessee at all reasonable times and place to make repairs and/or adjustments to the leased premises.

Lessee is responsible for the normal replacement of light bulbs in overhead fixtures - replacement bulbs must be of the type, wattage, and grade specified by the Lessor.

The Lessee shall be entitled to the use of the passenger elevators for the carrying of passengers to the various floors. Any USES of the elevators that require the carrying of equipment, furniture, supplies and the like shall be coordinated through the Lessor. Any damage done to the elevators, doorways, building, etc. as a result these USES shall be repaired at the expense of the Lessee.

8. NON-LIABILITY OF LESSOR. Lessee, as a material part of the consideration under this Lease, hereby agrees to hold the Lessor harmless from any and all damages from injury or damage to persons or property in the leased premises from any cause except Lessor's negligence, arising at any time, and Lessee will hold Lessor exempt and harmless for and on account of any injuries or damage to persons or property arising from the use by the Lessee of the leased premises, or arising from failure of Lessee to keep the leased premises in good condition as herein provided. Lessor shall not be liable for ally loss of property by theft 01. burglary from the leased premises or property. Lessee agrees to pay for all damages to Lessees or occupants thereof caused by misuse or neglect of said leased premises, its apparatus or appurtenances, by Lessee's servants, employees, agents, visitors or licensees.

9. DAMAGE OR DESTRUCTION. If the building or leased premises shall be damaged as a result of fault or neglect of Lessee or Lessee's servants, employees, agents, visitors or licensees, Lessee shall pay for all damage, and there shall be no abatement of rent. If the leased premises shall be partially damaged or made inaccessible by fire, flood, windstorm, the elements or other cause without neglect of Lessee or Lessee's servants, employees, agents, visitors or licensees, the damage shall be repaired by and at the expense of the Lessor within 90 days, and the rent shall be apportioned according to the portion of the leased premises which is usable by Lessee until the leased premises arc so repaired. In making such repairs, Lessor shall not be liable for delays which may arise by reason of adjustment of insurance loss, strikes, labor difficulties or by reason of their causes beyond Lessor's control.

If the building of which the leased premises are a part is substantially or totally destroyed or the leased premises are rendered totally untenable by reason of fire, flood, windstorm, the elements or

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other cause, the rent of the Lessee shall be abated during the period that the premises is untenable. If Lessor shall decide not to rebuild the same, then and in such event Lessor may within ninety (90) days after such damage give Lessee notice of Lessor's intention to terminate the Lease. Lessee shall immediately notify Lessor in case of any damage by fire, flood, windstorm, the elements or other cause.

10. LESSOR'S RIGHT TO INSPECT AND ENTER. The Lessor shall have the right, at reasonable times during the term of this lease, to enter the leased premises for the purpose of examining or inspecting same and making such repairs or alterations therein as the Lessor shall deem necessary. The Lessor may also at anytime within twelve months immediately preceding the expiration of the specified term of this Lease, show the leased premises to others for the purpose of rental and may affix to suitable parts of the leased premises a notice of Lessor's intention to lease the premises.

The Lessor will initially provide three (3) keys to the Leased premises. Any additional keys to the Leased premises will be provided by the Lessor at the Lessee's expense. Locks to the leased premises may not be changed without the prior written approval of the Lessor. Any lock changes will be accomplished by the Lessor at the Lessee's expense. The Lessor will at all times maintain master keys to the leased premises.

11. ASSIGNMENT AND SUBLEASE. Lessee shall not mortgage or assign this Lease Agreement or sublet the leased premises without the prior written consent of the Lessor, which consent will not be unreasonably withheld. No assignment shall relieve the Lessee of its obligations under this Lease Agreement.

12. BANKRUPTCY. If a decree or order by a Court having jurisdiction shall be entered (a) adjudging Lessee bankrupt or insolvent, or (b) approving as properly filed a petition seeking reorganization of Lessee under any bankruptcy or insolvency law, or (c) for the winding up or liquidation of Lessee's affairs, or
(d) for the appointment of a receiver or liquidator or a trustee in bankruptcy or insolvency of Lessee or any of the Lessee's property and such decree or order shall continue undischarged or unstayed for thirty (30) days, or if Lessee shall institute or consent to insolvency or bankruptcy proceeding by or against Lessee, or file a petition, answer or consent seeking a reorganization under any insolvency or bankruptcy law or consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of Lessee or Lessee's property, or make assignment for the benefit of creditors, or admit in writing Lessee's inability to pay debts generally as they become due, or take corporate action in furtherance of any of the aforesaid purposes, then and in that event, Lessor may, if Lessor so elects, with or without notice of entry or other action, forthwith terminate this Lease and shall upon such termination be entitled to reenter and take possession of the leased premises.

In addition to any other rights or remedies Lessor may have by any provision in this Lease or by any statute or rule, or by law, or Bankruptcy Code, Lessor may retain as liquidated damages any rent, security deposit or monies received by Lessor from Lessee or others in behalf of Lessee.

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The Lessee agrees to make all elections and acceptance or rejection of this
Lease within ten (10) days of any filing of Bankruptcy.

13. INDEMNITY AND INSURANCE. Lessee will save Lessor harmless and indemnify Lessor from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury or loss or damage of whatever nature including property damage (1) caused by or resulting from, wholly or in part, any act, omission or negligence of Lessee or anyone claiming under Lessee, no matter where occurring, (2) arising out of the occupancy or use by the Lessee of the demised premises or any part thereof. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liability incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof.

Lessee will maintain a policy or policies of comprehensive general liability insurance with respect to the leased premises, with a combined single limit of not less than one million dollars ($1,000,000) on an occurrence basis with respect to both bodily injury and property damage. Lessee will maintain Worker's Compensation Insurance as required by the State of Florida and Employer's Liability Coverage in an amount not less than $500,000. Policies must be satisfactory to Lessor in all respects, and any policy shall name Lessor as an additional insured. Lessee shall deliver to Lessor a Certificate of Insurance at least fifteen (15) days prior to the commencement of the term of this Lease and a renewal Certificate at least fifteen (15) days prior to the expiration of the Certificate it renews. Certificates must provide for thirty (30) days notice to Lessor in event of material change or cancellation. Lessee must also maintain during the term of the Lease, broad form coverage on Lessee's personal business property, improvements, and betterments in an amount and form acceptable to Lessor.

14. DEFAULTS AND REMEDIES. The happening of any one or more of the following listed events shall constitute a breach of this Lease Agreement on the part of Lessee and shall result in a default of the Lease:

The failure of Lessee to pay any rent payable under this Lease Agreement on the due date thereof.

The failure of Lessee to fully and properly perform any act required of it in the performance of this Lease, or otherwise to comply with any term or provision thereof.

The filing by or on behalf of Lessee of any petition of pleading to declare lessee a bankrupt or the adjudication in bankruptcy of Lessee under any bankruptcy law or act.

The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Lessee.

The assignment by Lessee of all or any part of its property or assets for the benefit of its creditors.

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The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Lessee.

The assignment by Lessee of all or any part of its property or assets for the benefit of its creditors.

The levy, execution, attachment or other of property, assets or of the leasehold interest of Lessee by process of law or otherwise in satisfaction of any judgment, debt or claim or the abandonment of the leased premises by the Lessee.

Failure of Lessee to maintain any insurance coverage as provided in this Lease.

Use of the leased premises by parties other than the Lessee.

Use of the leased premises for purposes other than that for which they were originally intended.

Abandonment or vacated premises without the prior written consent of the Lessor.

REMEDIES: UPON THE OCCURRENCE OF ANY OF THE ABOVE LISTED EVENTS, LESSOR, IF IT SHALL SO ELECT, MAY PROCEED WITH ANY OF THE FOLLOWING REMEDIES PROVIDED THAT LESSEE IS GIVEN TEN (10) DAYS PRIOR WRITTEN NOTICE AND FAILS TO CURE ANY
DEFAULT:

Accelerate rents for the remainder of the term of this Lease.

Or, enter the leased premises in accordance with the legal process required by the State of Florida and terminate Lessee's possession without being liable for any prosecution thereof, and re-lease the premises to any person, firm, or corporation, and upon such terms and conditions as Lessor may deem advisable, as agent of Lessee or otherwise, for whatever rent it can obtain. Lessee shall remain liable for the rent reserved herein, and all other obligations hereunder. Lessor shall apply the proceeds of such re-leasing first to the payment of expenses that Lessor may incur in the entering and re-leasing, and then to the payment of the rent due by Lessee and the fulfillment of Lessee's covenants and obligations hereunder. In the case of any deficiency, Lessee shall remain liable. Lessee hereby waives service of any demand for payment of rent, or notice to terminate or demand for possession of the leased premises, including any and all other forms of demand and notice described by law.

ADDITIONAL CONSIDERATIONS:

As additional security for the performance of Lessee's obligations hereunder, Lessee hereby pledges and assigns to Lessor, all the furniture, fixtures, equipment, goods, inventory, stock and chattels of Lessee which are now or may hereafter be brought or put in the leased premises excluding, however, Lessee's patent rights, proprietary information, books, records, files, personal computers, and other documents pertaining thereto, and further grants to Lessor, a security interest therein under the Uniform Commercial Code, Upon

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and the remedies, rights, and privileges of Lessor in the case of default of
Lessee as set forth above shall not be exclusive and in addition thereto Lessor may also exercise and enforce all its rights at law or equity which it may otherwise have as a result of Lessee's default hereunder.

Lessor is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the property in which Lessor has been granted a security interest by Lessee.

15. EMINENT DOMAIN. If all or any part of the leased premises shall be taken or condemned under power of Eminent Domain either before or during the term of this Lease, then and in that event the term of this Lease shall cease and terminate from the date which the possession of the part so taken shall be required, and Lessee shall have no claim or interest in or to any award of damages for such taking.

16. GOVERNING LAW. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida.

17. ATTORNEY'S FEES. The parties hereto agree that in the event either of the parties are required to institute legal proceedings to enforce any of the terms, covenants and conditions of this Lease, the prevailing party shall be entitled to reimbursement from the other party for all legal expenses incurred, including appellate fees as well as court costs incurred in connection therewith.

18. QUIET ENJOYMENT. The Lessor hereby covenants that the Lessee, paying the rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the term, the premises leased and such rights as the Lessee may hold hereunder with respect to the remainder of the property.

19. SUBORDINATION. This Lease is and shall be subject and subordinate to any mortgage, deed of trust or other lien created by Lessor, whether presently existing or hereafter arising, upon the premises or upon the building, and to any renewals, refinancing and extensions thereof, but Lessee agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Lessee agrees that it will from time to time, upon request by Lessor, execute and deliver to such persons as Lessor shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Lessor is not in default hereunder (or if Lessee alleges a default stating the nature of such alleged default) and further stating such other matters as Lessor or its mortgagee shall reasonably require.

20. NOTICES. All notices shall be in writing to the address of record of the parties (Lessor and Lessee) as indicated on the last page of the Lease, and shall be given by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return

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receipt requested, or by delivering the same in person to an officer of such party with receipt acknowledged by said officer.

21. COMMISSIONS. Lessee warrants that it has had no dealings with any real estate agents or brokers in connection with the negotiations of this Lease except as listed below, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease, and Lessee agrees to indemnify and hold harmless from arid against any and all claims for any such commissions, except as follows: N/A.

22. SIGNS. The building's standard interior signage identifying Lessee's offices shall be provided by Lessor, at Lessee's expense. No other signage visible from outside the premises shall be used by or placed upon the premises or the building by Lessee without the Lessor's prior written approval. If the Lessor approves the use of exterior signage by the Lessee, the Lessee will be responsible for signage installation, maintenance, cost of electricity, and any damage occurring to the building if the signage is removed for any reason.

23. PARKING. Lessor shall provide parking space for the use of the Lessee, its officers, employees, agents, and invitees. The Lessor maintains the right to limit the Lessee's number of parking spaces to four (4) parking spaces per one thousand usable square feet of leased office space. The actual number of parking spaces provided will be determined by rounding (based on the amount of leased space to the closest number of parking spaces). For example, if the Lessee leases 750 square feet, the Lessee will have three (3) parking spaces (750/1,000 = .75 x 4 = 3 parking spaces); if the Lessee leases 1,400 square feet, the Lessee will have six (6) parking spaces (1,400/1,000 = 1.4 x 4 = 5.6 or 6 parking spaces). The Lessor maintains the right to assign parking spaces if it so desires.

24. NOTICE OR TERMINATION NOT REQUIRED. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this Lease Agreement, or extension thereof, on the date herein specified, and the term hereof shall expire on the date herein provided without notice being required from either party.

25. RADON GAS. Radon gas is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon may be obtained from your County public health unit.

26. HAZARDOUS MATERIALS. Lessee shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the premises any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to

Lessor of the identity of such substances or materials.

27. AMERICANS WITH DISABILITIES ACT. Lessor and Lessee hereby recognize respective obligations under the Americans With Disabilities Act of 1990, as amended, hereafter called ADA. Lessor shall be responsible and pay for reasonable compliance under ADA in the common areas of the premises. Lessee shall be responsible and pay for compliance in the premises Leased hereunder and shall comply with the ADA in a manner required by the ADA for the transaction of Lessee's business.

28. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid by law or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

29. AMENDMENTS. This Lease Agreement may be amended by mutual agreement between the Lessor and Lessee. Any amendment will be in writing and signed by both parties.

30. HOLDOVER. Should the Lessee hold possession thereunder after the expiration of the term of this Lease, with Lessor's acquiescence and without any express Agreement of parties, Lessee shall become a Lessee on a month to month basis upon all of the same terms, covenants and conditions herein specified except, however, that Lessee shall pay Lessor a monthly rental equal to twice the rental in effect at the time of the holdover. Possession may be terminated by ten (10) days written notice from Lessor and Lessee expressly waives any right to additional notice of termination.

31. SUCCESSORS AND ASSIGNS. This Agreement is binding upon the Lessee, such person's heirs, personal representatives, successors and assigns, each of whom have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Lessee; provided that no such right or privilege shall inure to the benefit of any assignee of the Lessee, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of paragraph 12 of this Agreement.

32. MISCELLANEOUS: It is agreed between the parties that neither Lessor nor Lessee nor any of their agents have made any statement, promises, or agreements verbally or in writing in conflict with the terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to the execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease contains the entire agreement between the parties, and no rights are to be conferred upon either party until this Lease has been executed by Lessee and Lessor. It is also agreed between the parties that all discussions and information provided to the Lessee concerning the Veranda Project which were made prior to the signing of this Lease were for illustrative purposes only, and unless specifically incorporated into this Lease, are subject to change by the Lessor.

If the space described herein contains less than 2,000 square feet, Lessor reserves the right on sixty (60) days' notice to remove Lessee to other similarly improved space in the Project under the terms of this Lease except the Base Rent and Additional Rent will be adjusted for variation in the square footage of the new Leased Premises. Lessor agrees to make reasonable efforts to accommodate Lessee's request regarding the location and size of said relocated premises. If Lessor and Lessee do not agree in writing within ten (10) days of Lessor's notice upon the terms and conditions of the relocation, then this Lease shall become null and void and of no further effect, sixty (60) days from the date of Lessor's notice. Lessor agrees to pay or credit expenses not exceeding the amount of Lessee's base rent for two (2) months for moving Lessee to the new space agreed upon, subject to the adjustment by Lessee's authentication of Lessee's actual relocation expense.

33. ENTIRE AGREEMENT. This Lease contains the entire Agreement relating to leased premises between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Witnesses As To Lessor:                Talon Properties
                                       5000 Sawgrass Village Circle
/s/ DAWN SOLFA                         Ponte Vedra Beach, Florida 32082
-------------------------------
    Dawn Solfa
-------------------------------
    (Print Name)
                                       By: /s/
                                          --------------------------------
/s/ DANIEL A. NOSFOE
-------------------------------
    Daniel A. Nosfoe
-------------------------------



Witnesses As To Lessee:                Lessee: SunPharm Corporation


/s/ CECILIA BRYAN                      By:  /s/ STEPHEN BORG
-------------------------------            -------------------------------
    Cecilia Bryan                               Stephen Borg
-------------------------------
    (Print Name)                       Its: President
                                           -------------------------------
/s/ PAUL M. HERRON
-------------------------------
    Paul M. Herron                     Address:
-------------------------------          4651 SALISBURY RD #205
    (Print Name) VP and CFO            -----------------------------------
                                         JACKSONVILLE, FL 32246
                                       -----------------------------------

                                       -----------------------------------

                                   EXHIBIT "A"
                                    SITEPLAN

[GRAPHIC MAP OMITTED]

                                  EXHIBIT "B"
                       SUITE LOCATION AND SUITE BUILDOUT
                        (INDICATED IN HIGHLIGHTED AREA)

[GRAPHIC MAP OMITTED]

                                   EXHIBIT "C"
                      STANDARD BUILD OUT OF LEASED PREMISES


The following items are included in the standard build out of the leased premises (unless stated otherwise in another attachment to the Lease). Deviations from the standard build out must be approved by the Lessor.


A. SHELL BUILDING IMPROVEMENTS.
   Lessor, at its expense,  shall make the following  improvements to the Leased
   Premises:

1. Sprinkler System - Building is fully sprinklered per code with main distributions lines installed.

2. Heating, Ventilation and Air Conditioning - System consists of roof top units, main distribution ducts and return ducts to provide cooling, dehumidification, ventilation and heating during Building Standard hours of operation. The HVAC system will be controlled and monitored by an energy management system.

3. Electrical - Building Standard electrical distribution system is provided to common electrical room for further sub-distribution (lighting and power). Panel spaces in the electrical closet will be allotted on the basis of square footage.

B. TENANT IMPROVEMENT ITEMS.
   In addition to the Shell improvements, Lessor shall provide Lessee with the following Tenant improvement items.

1. Demising Partitions - One hour fire rated partitions to deck, consisting of 5/8" sheetrock on both sides of 2-1/2" metal studs with 2" sound insulation batt. Partitions are taped, floated and ready to receive paint.

2. Interior Partitions - Building standard partitions to ceiling, consisting of 5/8" sheetrock on both sides of 2-1/2" metal studs, taped, floated and painted. Seventy five (75) linear feet per 1,000 square feet.

3. Suite Entry Door and Hardware - 8'0" X 3'0", eight light, solid core door with metal frame closer. Doors are double doors off lobby areas and single eight light doors off main building hallways. Hardware is a medium duty level style lockset provided in building standard finish. One (1) unit each per Lessee suite.

4. Interior Doors and Hardware - 7'0" x 3'0", solid core veneer door stained with painted metal frame. Hardware is a medium duty lever style latchset provided in building standard finish. Includes one door bumper per door. One (1) unit per 400 square feet

5. Painting - Two coats of flat latex paint selected from building standard colors. Maximum of two colors per Lessee suite as required for building standard partitions.

6. Light Fixtures - One (1) 3 tube T8 fixture with 18 cell parabolic lens and a white reflector will be provided for (approximately) each 90 square feet of office space.

7. Light Switches - 20 amp single pole toggle switch, mounted in wall. One (1) switch per 350 square feet or as code requires.

8. Electrical receptacles - one (1) standard duplex receptacle per 150 square feet of office space.

9. Telephone Outlets - Wall telephone outlet stubbed above ceiling with pull string. One (1) outlet per 200 square feet.

10. Baseboard - 1/8" (thickness), 2 1/2 "(height) vinyl in areas receiving VCT; areas receiving carpet shall have the carpet wrap up the wall in place of the base.

11. Carpet - 30 oz. cut pile, plush, solution dyed, glue down. Building standard carpeting in one style and one color throughout the Leased premises. Floor slab to be finished to standard industry tolerance and suitable for installation of floor covering.

12. Ceiling Type - 2x2 fire rated, tegular style ceiling tiles installed in a white painted aluminum grid.

13. HVAC: Tenant areas are divided into zones, each served by variable air volume unit including supply diffusers and associated fixtures. Heating will be supplied by utilizing fan-powered boxes with electric heating elements located in exterior zones and below roof areas. Each zoned system is digitally controlled so that perimeter and interior zones are not intermingled. Each zone will be approximately 1,000 square feet and designed with the orientation to the sunload. One thermostat per VAV or terminal unit.

14. Exit lighting, emergency lighting, and fire and safety equipment required by applicable codes.

Any improvements not listed on this Standard Build Out of Leased Premises are considered to be upgrades. There will be an additional charge for these items. 50% of the agreed upon additional charge will be deposited with the Lessor prior to the initiation of the work and the remaining 50% will be due prior to the Lessee occupying the leased space.

                                   EXHIBIT "D"
                          BASE RENT AND ADDITIONAL RENT

A. The monthly Base Rent payable in advance on the first day of each month during the term hereof is:

RENTAL PERIOD       MONTHLY BASE RENT*   ADDITIONAL RENT (see C.)    SALES TAX **   TOTAL
-------------       ------------------   ------------------------    ------------   -----

September 1, 1998 - $6,455.82            $2,294.25                   $525.00        $9,275.07
August 31, 2003

*Increase on Monthly Base Rent is 2% per year (1,lus sales tax) for the entire term of the lease.

**NOTE: THE AMOUNT OF SALES TAX LISTED, ABOVE, IS BASED ON THE CURRENT RATE FOR THE STATE OF FLORIDA, ST. JOHNS COUNTY. THIS AMOUNT WILL BE ADJUSTED IF THE RATE IS CHANGED BY GOVERNMENTAL AUTHORITY, FOR ANY REASON.

Any other excise tax hereafter imposed by statute, ordinance, or enactment of the Federal Government, State of Florida, or any local governmental unit shall be paid by the Lessee, monthly or annually as required, as Additional Rent.

Lessee is entitled to three (3) months of free base rent in addition to any rental abatement which may be owed in accordance with Paragraph 3 of Section 1.

B. The building's square footage is 55,955 square feet of which 4,788 square feet is to be occupied by Lessee. Lessee's "proportionate share" for purposes of the foregoing Lease is 8.55 Percent.

C. Lessee shall pay as Additional Rent its pro rata share of any Operating Expenses in excess of an amount above $5.75 per square foot per annum as defined in Article 3 of the Lease. The initial amount of Additional Rent is $27,531.00 ("plus sales tax) per annum, as stated in "A" above.

D. The Security Deposit required by Article 4 of the Lease is $9,275.07.

E. Lessor shall construct improvements to Lessee's Leased Premises in accordance with Exhibit "C", Standard Build Out of Leased Premises.

F. Any upgrades to the Standard Build out must be paid for by Lessee as indicated in Exhibit "C". The following items, if any, are considered to be upgrades to the Leased Premises:

Kitchenette includes 4 feet of cabinets, plywood construction, Nevermar laminate, SS sink with ADA compliant faucet. Installed with 4" drawer, flush doors with concealed hinges.

                                   EXHIBIT "E"
                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, elevators, stairways, corridors, and halls in or about the building shall not be obstructed by Lessee or used for any other purpose other than for ingress and egress to and from the leased premises. The Lessee will not place or allow to be placed in the building corridors, public stairways, or outside the building any waste, garbage, paper, refuse or anything whatsoever.

2. The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The extent of any damage resulting from misuse by the Lessee shall be borne by the Lessee.

3. No smoking will be allowed in the building. Designated smoking areas will be maintained outside the building.

4. No dangerous or explosive materials will be kept in the leased premises.

5. No animals or pets, bicycles, skateboards, or similar type vehicles shall be permitted to be in the building or kept in or about the premises.

6. Lessee agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers, or wiring installation in the Leased premises. Any additional wiring requests shall be directed to the Lessor for approval. If approved, all work will be coordinated through the Lessor and at Lessee's expense. This will include the installation of any additional telephone, computer, or other communications lines.

7. The Lessee shall not place or cause to be placed any additional locks upon any doors (or the changing of locks on any doors) of the leased premises without the approval of the Lessor and subject to any conditions imposed by the Lessor. Additional keys may be obtained from the Lessor at the cost of the Lessee. All keys must be returned to the Lessor at the termination of the lease.

8. The Lessee shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Lessor. In giving such consent, the Lessor shall have the right in its sole discretion, to prescribe the weight permitted an the position thereof, and the use and design of planks, skids, or platforms to distribute the weight thereof. All damage done to the building by moving or using such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Lessee. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Lessor and the persons employed to move the same in and out of the building must be acceptable to the Lessor. No freight or bulky material of any description will be received into the building or carried in the elevators except during hours approved by the Lessor.

9. Except with the prior written consent of the Lessor, no Lessee shall use or engage any person or persons other than the janitor(s) or janitorial contractor of the Lessor for the purpose of any cleaning of the leased premises.

10. The Lessee shall give the Lessor prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, ventilating, mechanical or electrical apparatus, or any other part of the building.

11. Lessor reserves the right at all times to exclude newsboys, loiterers; vendors, solicitors; and peddlers from the building and to require registration, satisfactory identification, and credentials from all persons seeking access to any part of the building. Lessor shall exercise its best judgment in executing such control, but shall not be held liable for granting or refusing such access.

12. Lessee assumes full responsibility for protecting the leased premises from theft, robbery, and pilferage. Except during normal business hours, Lessee shall keep all doors to the leased premises locked and other means of entry to the premises closed and secured, and be liable to any loss caused by negligence thereto.

13. Lessee and occupants shall observe and obey all parking and traffic regulations imposed by Lessor on the premises. Lessor in all cases reserves the right to designate "no parking" zones, traffic right of ways, and general parking area procedures. Failure of Lessee to comply with parking regulations will constitute a violation of the lease. Lessor may institute such measures for proper parking as are necessitated by conditions existing at a particular time; included but not limited to towing, impounding, and/or tagging of improperly parked vehicles. Lessor shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise.

14. Lessee shall not create or maintain a nuisance in the premises nor make or permit any noise or odor or use or operate any electrical or electronic devices that emit loud sounds, air waves, or odors, that are objectionable to other occupants of this or any adjoining building or premises; nor shall the premises be used for lodging or sleeping nor for any immoral or illegal purpose that will damage the premises or inure the reputation of the building. No vending machines will be installed, permitted, or used on any part of the premises.

15. Lessee shall not in any manner deface or damage the building.

16. Lessee shall not waste electricity, water, or air conditioning, and shall cooperate fully with

Lessor to assure the most effective operation of the building's heating and air conditioning Systems.

17. Window coverings other than building standard will not be permitted.

18. Lessee shall not use the name of the building for any purpose other than that of the business address of Lessee, and shall not use any picture or likeness of the building in any circulars, notices, advertisements or correspondence, without the Lessor's prior written approval.

19. The Lessor shall have the right to evacuate and/or close the building, in whole or in part, in the event of fire, flood, storm conditions, riot or insurrection or other major cause by giving appropriate notice to Lessee of the evacuation or closing either in writing or verbally if, in Lessor's judgment, the conditions and/or situation so warrant.

20. Lessor reserves the right to make such further reasonable Rules and Regulations as in its judgment may from time to time be necessary for the safety, care, and cleanliness of the premises and for the preservation of good order therein. Any additional Rules and Regulations promulgated by Lessor shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of execution hereof.

21. The building will be secured after normal business operating hours. Access will be limited to the occupants of the building who are issued individual access codes by the Lessor.

22. Nothing shall be visible from the exterior of the building or the Lessee entrance that is considered objectionable to other building occupants, the Lessor, or tenants in other nearby buildings.

23. If Lessor incurs any costs in enforcing these Rules and Regulations, the Lessee will be responsible for the costs incurred by the Lessor. Such costs may be deducted from the amount of the Lessee's security deposit.

24. Lessee must correct any situation which is in violation of these Rules and Regulations within twenty four (24) hours of notice by Lessor.

25. Pest control and trash and garbage removal services for restaurants will be provided at the restaurant's expense and are not part of the services included in the rent amount. The Lessor must approve the level of services provided.

Lessee shall be responsible for the observance of all of the foregoing Rules and Regulations by Lessee's employees, agents, clients, customers, invitees, and guests. Lessor shall not be responsible for any violation of the foregoing Rules and Regulations by other Lessees of the building and shall have no obligation to enforce the same against other Lessees.

                                   EXHIBIT "F"
                             STATEMENT OF OCCUPANCY


         Under the terms of this Lease Agreement between Talon Properties and (THE PARTIES) at Building "________" of the Veranda Project, the commencement date of the Lease is effective as of the date of occupancy. Accordingly, the parties are in agreement to the following information:

Lessee:
       -------------------------------
Suite(s) Occupied:
                  --------------------
Date Occupied:
              ------------------------


AGREED:


-------------------------------             -------------------------------
Signature of Lessee                         Signature of Lessor



-------------------------------             -------------------------------
Date Signed                                 Date Signed